Filed Pursuant to Rule 424(b)(2)
Registration No. 333-278539
PROSPECTUS SUPPLEMENT
(To Prospectus dated April 22, 2024)
$16,376,672

Common Stock
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We have entered into a sales agreement, or the Sales Agreement, with Janney Montgomery Scott LLC, or the Agent, relating to the sale of shares of our common stock offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $16,376,672 from time to time through or to the Agent acting as sales agent or principal, at our discretion.

Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus will be made in sales deemed to be “at the market offerings” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

We will pay the Agent commissions for its services in acting as agent in the sale of our common stock. The Agent will be entitled to compensation at a commission rate equal to 2.0% of the aggregate gross sales price of the shares sold. In connection with the sale of our common stock on our behalf, the Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Agent will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Agent with respect to certain liabilities, including liabilities under the Securities Act.

Our common stock is listed on the Nasdaq Capital Market, or Nasdaq, under the symbol “KINS.” The last reported sales price of our shares of common stock on May 23, 2024 was $5.09 per share.

The aggregate market value of our outstanding common stock held by non-affiliates, or the public float, as of the date hereof pursuant to General Instruction I.B.6. of Form S-3, was approximately $49,130,018, which was calculated based upon 9,652,263 shares of our outstanding common stock held by non-affiliates at a price of $5.09 per share, the closing price of our common stock on May 23, 2024 (which was the highest closing sale price of our common stock on Nasdaq within the 60 days prior to the date hereof). Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75 million. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus supplement.
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Investing in our common stock involves risks. See the section entitled “Risk Factors” beginning on page S-6 of this prospectus supplement and in the documents we incorporate by reference into this prospectus supplement and the accompanying prospectus.
  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement and the accompanying prospectus. Any representation to the contrary is a criminal offense.

___________________________

Janney Montgomery Scott

The date of this prospectus supplement is May 24, 2024

i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document contains two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also supplements and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. If the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.
You should rely only on the information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not, and the Agent has not, authorized anyone else to provide you with information that is in addition to or different from that contained or incorporated by reference into this prospectus supplement and the accompanying prospectus, along with the information contained in any permitted free writing prospectuses we have authorized for use in connection with this offering.
We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement or the date of the accompanying prospectus, and the information in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus is accurate only as of the date of those respective documents, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus in making your investment decision. You should read both this prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference into this prospectus supplement and the accompanying prospectus and the additional information described under “Where You Can Obtain More Information” in this prospectus supplement and in the accompanying prospectus, before investing in our common stock.
Unless the context of this prospectus supplement indicates otherwise, the terms “Kingstone,” the “Company,” “we,” “us” or “our” refer to Kingstone Companies, Inc. and its subsidiaries.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights certain information about us and this offering. Because it is a summary, it does not contain all of the information that you should consider before investing. Before investing in our common stock, you should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors,” and the financial statements and accompanying notes and other information incorporated by reference into this prospectus supplement and the accompanying prospectus.
Our Company
We are a northeast regional property and casualty insurance holding company whose principal operating subsidiary is Kingstone Insurance Company, or KICO. KICO is a New York domiciled carrier writing business through retail and wholesale agents and brokers. KICO is actively writing personal lines and commercial auto insurance in New York, and in 2023 was the 15th largest writer of homeowners insurance in New York.  KICO is also licensed in New Jersey, Rhode Island, Massachusetts, Connecticut, Pennsylvania, New Hampshire and Maine.
Key Risks and Uncertainties
Our business is subject to numerous risks, as more fully described or incorporated by reference in the “Risk Factors” section beginning on page S-6 of this prospectus supplement. You should read these risks before you invest in our common stock. We may be unable, for many reasons, including those that are beyond our control, to implement our business strategy. In particular, risks associated with our business include, among others:
Risks Related to Our Business
•	As a property and casualty insurer, we may face significant losses from catastrophes and severe weather events.
•	Unanticipated increases in the severity or frequency of claims may adversely affect our operating results and financial condition.
•	A financial strength rating assigned to our insurance subsidiary was withdrawn at its request; this may impact our revenues and earnings.
•	The impact of pandemics and other public health issues (like COVID-19) and related risks could materially affect our results of operations, financial position and/or liquidity.
•	The failure to comply with certain financial covenants could result in a default with regard to our debt due on December 30, 2024.
•	We may not be able to generate sufficient cash to service our debt obligations, including the promissory notes due on December 30, 2024, which may affect our ability to continue as a going concern.
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Adverse capital and credit market conditions may significantly affect our ability to meet liquidity needs, including with regard to our indebtedness due on December 30, 2024, or our ability to obtain credit on acceptable terms.

•
We are exposed to significant financial and capital markets risk which may adversely affect our results of operations, financial condition and liquidity, and our net investment income can vary from period to period.

•	Reinsurance may be unavailable at current levels and prices, which may limit our ability to write new business.
•	Reinsurance subjects us to the credit risk of our reinsurers, which may have a material adverse effect on our operating results and financial condition.
•	Applicable insurance laws regarding the change of control of our company may impede potential acquisitions that our stockholders might consider desirable.
•
The insurance industry is subject to extensive regulation that may affect our operating costs and limit the growth of our business, and changes within this regulatory environment may adversely affect our operating costs and limit the growth of our business.

•	We may not be able to maintain the requisite amount of risk-based capital, which may adversely affect our profitability and our ability to compete in the property and casualty insurance markets.
•	Changing climate conditions may adversely affect our financial condition, profitability or cash flows.
•	Our operating results and financial condition may be adversely affected by the cyclical nature of the property and casualty business.
•	Because substantially all of our revenue is currently derived from sources located in New York, our business may be adversely affected by conditions in such state.
•	We are highly dependent on a relatively small number of insurance brokers for a large portion of our revenues.
•	Actual claims incurred may exceed current reserves established for claims, which may adversely affect our operating results and financial condition.
•
As a holding company, we are dependent on the results of operations of our subsidiary, KICO; there are restrictions on the payment of dividends by KICO; our ability to pay the principal amount of the promissory notes due on December 30, 2024 may be limited by these restrictions.

•	Our future results are dependent in part on our ability to successfully operate in an insurance industry that is highly competitive.
•	If we lose key personnel or are unable to recruit qualified personnel, our ability to implement our business strategies could be delayed or hindered.
•	Difficult conditions in the economy generally could adversely affect our business and operating results.
•	Changes in accounting standards issued by the Financial Accounting Standards Board or other standard-setting bodies may adversely affect our reported results of operations and financial condition.
•	Our business could be adversely affected by a security breach or other attack involving our computer systems or those of one or more of our vendors.
•	We rely on our information technology and telecommunication systems, and the failure of these systems could materially and adversely affect our business.

Risks Related to Our Common Stock

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Our stock price may fluctuate significantly and be highly volatile and this may make it difficult for stockholders to resell shares of our common stock at the volume, prices and times they find attractive.

•
The trading volume in our common stock has been limited. As a result, stockholders may not experience liquidity in their investment in our common stock, thereby potentially limiting their ability to resell their shares at the volume, times and prices they find attractive.

•	There may be future issuances or resales of our common stock which may materially and adversely affect the market price of our common stock.
•
Our executive officers and directors own a substantial number of shares of our common stock. This will enable them to significantly influence the vote on all matters submitted to a vote of our stockholders.

•
Anti-takeover provisions and the regulations to which we may be subject may make it more difficult for a third party to acquire control of us, even if the change in control would be beneficial to our stockholders.

•	We do not currently pay dividends and are restricted pursuant to our debt agreement from paying dividends.
Corporate Information
We are a Delaware corporation. Our headquarters are located at 15 Joys Lane, Kingston, New York 12401. Our telephone number is (631) 760-8100. We maintain certain information on our website at www.kingstonecompanies.com. Our subsidiary, KICO, has a website at www.kingstoneinsurance.com. The information on these websites is not (and should not be considered) part of this prospectus supplement and is not incorporated into this prospectus supplement by reference. We have included the website addresses solely as an inactive textual reference. Investors should not rely on any such information in deciding whether to purchase our common stock.

THE OFFERING

Common stock offered	Shares of our common stock having an aggregate offering price of up to $16,376,672.

Manner of offering
“At the market offering” pursuant to the Sales Agreement that may be made from time to time through or to the Agent (i.e., Janney Montgomery Scott LLC), as sales agent or principal. See “Plan of Distribution” on page S-13 of this prospectus supplement.

Use of proceeds	We intend to use the net proceeds from this offering to repay indebtedness and for general corporate purposes. See “Use of Proceeds” on page S-10 of this prospectus supplement.

Risk factors
See “Risk Factors” beginning on page S-6 of this prospectus supplement, and under similar headings in other documents incorporated by reference into this prospectus supplement and the accompanying prospectus, for a discussion of factors you should consider carefully before deciding to invest in our common stock.

Nasdaq Capital Market symbol	“KINS”

RISK FACTORS
Investing in our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below and in our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and in our other Securities and Exchange Commission, or SEC, filings incorporated by reference into this prospectus supplement and the accompanying prospectus, any amendment or update thereto reflected in our subsequent filings with the SEC, and all of the other information in this prospectus supplement and the accompanying prospectus, including our financial statements and related notes incorporated by reference into this prospectus supplement and the accompanying prospectus. If any of these risks is realized, our business, financial condition, results of operations and prospects could be materially and adversely affected. In that event, the trading price of our common stock could decline and you could lose part or all of your investment. Additional risks and uncertainties that are not yet identified or that we think are immaterial may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.
Risks Related to this Offering
We will have broad discretion in how we use the net proceeds of this offering. We may not use these proceeds effectively, which could affect our results of operations and cause our stock price to decline.
Although we currently intend to use the net proceeds from this offering, if any, in the manner described in the section entitled “Use of Proceeds” in this prospectus supplement, we will have considerable discretion in the application of the net proceeds of this offering. We may use the net proceeds for purposes that do not yield a significant return or any return at all for our stockholders. In addition, pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.
It is not possible to predict the actual number of shares we will sell under the Sales Agreement, or the gross proceeds resulting from those sales.
Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the Agent at any time throughout the term of the Sales Agreement. The number of shares that are sold through the Agent after delivering a placement notice will fluctuate based on a number of factors, including the market price of the common stock during the sales period, the limits we set with the Agent in any applicable placement notice, and the demand for our common stock during the sales period. Because the price per share of each share sold will fluctuate during the sales period, it is not currently possible to predict the number of shares that will be sold or the gross proceeds to be raised in connection with those sales, if any.

A primary purpose of this offering is to raise funds to satisfy outstanding indebtedness.  The funds raised will be insufficient to satisfy such indebtedness.
We require financing to satisfy the principal amount of approximately $20,000,000 of our promissory notes due on December 30, 2024.  The funds received from this offering will not be sufficient to satisfy such indebtedness.  Accordingly, we will require additional financing, or a refinancing of the notes, prior to the due date of the notes.  No assurances can be given that such additional financing or refinancing will be available on commercially reasonable terms or otherwise.
The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.
Investors who purchase shares in this offering at different times will likely pay different prices, and so they may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering. In addition, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.
If you purchase shares of common stock in this offering, you may suffer immediate and substantial dilution in the book value of your investment.
The shares sold in this offering, if any, will be sold from time to time at various prices; however, at the assumed offering price of our common stock, which is substantially higher than the as-adjusted net tangible book value per share of our common stock as of March 31, 2024 after giving effect to this offering, investors purchasing shares of our common stock in this offering will pay a price per share that substantially exceeds the as-adjusted net tangible book value per share as of March 31, 2024. Assuming that an aggregate of 3,217,420 shares of our common stock are sold at an assumed offering price of $5.09 per share, the closing price of our common stock on the Nasdaq Capital Market on May 23, 2024 for aggregate proceeds of approximately $15,889,138, after deducting sales commissions and estimated offering expenses payable by us, new investors in this offering will experience immediate dilution of $1.50 per share, representing the difference between the assumed offering price per share and our as adjusted net tangible book value per share as of March 31, 2024 after giving effect to this offering. See “Dilution” on page S-11.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus that we have authorized for use in connection with this offering contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements are made based on our management’s expectations and beliefs concerning future events impacting our company and are subject to uncertainties and factors relating to our operations and economic environment, all of which are difficult to predict and many of which are beyond our control. You can identify these statements from our use of the words “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target,” “plan,” “may” and similar expressions. These forward-looking statements may include, among other things:

●	statements relating to projected growth and management’s long-term performance goals;
●	statements relating to the anticipated effects on results of operations or our financial condition from expected developments or events;
●	statements relating to our business and growth strategies; and
●	any other statements which are not historical facts.

Forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from our expectations of future results, performance or achievements expressed or implied by these forward-looking statements. These forward-looking statements may not be realized due to a variety of factors, including without limitation:

●	the risk of significant losses from catastrophes and severe weather events;
●	risks related to the lack of a financial strength rating from A.M. Best;
●
risks related to our indebtedness due on December 30, 2024, including due to the need to comply with certain financial covenants and limitations on the ability of KICO, our insurance subsidiary, to pay dividends to us;

●
the risk that we may be unable to generate sufficient cash to service our debt obligations, including the indebtedness due on December 30, 2024, which may affect our ability to continue as a going concern;

●	adverse capital, credit and financial market conditions;
●	the unavailability of reinsurance at current levels and prices;
●	the exposure to greater net insurance losses in the event of reduced reliance on reinsurance;
●	the credit risk of our reinsurers;
●	the inability to maintain the requisite amount of risk-based capital needed to grow our business;
●	the effects of climate change on the frequency or severity of weather events and wildfires;
●	risks related to the limited market area of our business;
●	risks related to a concentration of business in a limited number of producers;
●	legislative and regulatory changes, including changes in insurance laws and regulations and their application by our regulators;
●	limitations with regard to our ability to pay dividends;
●	the effects of competition in our market areas;

●	our reliance on certain key personnel;
●	risks related to security breaches or other attacks involving our computer systems or those of our vendors;
●	our reliance on information technology and information systems;
●	further sales or other dilution of our equity, which may adversely affect the market price of our common stock; and
●	other factors and risks referred to under “Risk Factors” beginning on page S-6 of this prospectus supplement.

You should not place undue reliance on any forward-looking statement. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date of this prospectus supplement or to reflect the occurrence of unanticipated events.

You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering. We have not authorized anyone to provide you with different information. The securities offered under this prospectus supplement are not being offered in any state where the offer is not permitted. You should not assume that the information contained in this prospectus supplement or the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering is accurate as of any date other than the date on the front of this prospectus supplement or the accompanying prospectus, as applicable, or that any information incorporated by reference into this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of the document so incorporated by reference. Unless required by law or regulation, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

USE OF PROCEEDS
We may issue and sell shares of common stock having aggregate sales proceeds of up to $16,376,672 from time to time in this offering. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and net proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares in this offering, or that in the future we will sell any additional shares that remain available for sale under or fully utilize the Sales Agreement with the Agent as a source of financing.
We intend to use the net proceeds from this offering to repay indebtedness and for general corporate purposes.
As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Accordingly, we will retain broad discretion over the use of these proceeds.

DILUTION

If you invest in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share and the as adjusted net tangible book value per share after giving effect to this offering. We calculate net tangible book value per share by dividing the net tangible book value, which is tangible assets less total liabilities, by the number of outstanding shares of our common stock. Dilution represents the difference between the portion of the amount per share paid by purchasers of shares in this offering and the as-adjusted net tangible book value per share of our common stock immediately after giving effect to this offering. Our net tangible book value as of March 31, 2024 was approximately $35.2 million, or $3.20 per share of common stock.

After giving effect to the sale of our common stock pursuant to this prospectus supplement and the accompanying prospectus in the aggregate amount of $16,376,672 at an assumed offering price of $5.09 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on May 23, 2024, and after deducting commissions and estimated aggregate offering expenses payable by us, our net tangible book value as of March 31, 2024 would have been approximately $51.1 million, or $3.59 per share of common stock. This represents an immediate increase in the net tangible book value of $0.39 per share to our existing stockholders and an immediate dilution in net tangible book value of $1.50 per share to new investors.

The following table illustrates this per share dilution:

Assumed offering price per share		$5.09
Net tangible book value per share as of March 31, 2024	$3.20
Increase per share attributable to new investors	$0.39
As adjusted net tangible book value per share as of March 31, 2024, after giving effect to this offering		3.59
Dilution per share to new investors purchasing shares in this offering		$1.50

The table above assumes for illustrative purposes that an aggregate of approximately 3,217,420 million shares of our common stock are sold pursuant to this prospectus supplement and the accompany prospectus at a price of $5.09 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on May 23, 2024, for aggregate gross proceeds of $16,376,672. The shares sold in this offering, if any, will be sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price of $5.09 per share shown in the table above, assuming all of our common stock in the aggregate amount of $16,376,672 is sold at that price, would result in an adjusted net tangible book value per share as of March 31, 2024 after the offering of $3.73 per share and would increase the dilution in net tangible book value per share to new investors in this offering to $2.36 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price of $5.09 per share shown in the table above, assuming all of our common stock in the aggregate amount of $16,376,672 is sold at that price, would result in an adjusted net tangible book value per share as of March 31, 2024 after the offering of $3.41 per share and would decrease the dilution in net tangible book value per share to new investors in this offering to $0.68 per share, after deducting commissions and estimated aggregate offering expenses payable by us.

The foregoing table and discussion are based on 11,008,016 shares of common stock outstanding as of March 31, 2024 and excludes, as of March 31, 2024, warrants to purchase 969,525 shares of our common stock, options to purchase 410,951 shares of our common stock and 479,471 unvested restricted stock awards. To the extent that warrants and options are exercised and restricted stock awards vest, there may be further dilution to new investors.

PLAN OF DISTRIBUTION
We have entered into a sales agreement, or the Sales Agreement, with Janney Montgomery Scott LLC, or the Agent, under which we may issue and sell shares of our common stock from time to time through or to the Agent acting as our sales agent or principal. Sales of our common stock, if any, will be made at market prices by any method that is deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act. We may instruct the Agent not to sell our common stock if the sales cannot be effected at or above the price designated by us from time to time. We or the Agent may suspend the offering of our common stock upon notice and subject to other conditions. As agent, the Agent will not engage in any transactions that stabilize the price of our common stock.
Each time we wish to issue and sell common stock under the Sales Agreement, we will notify the Agent of the number or dollar value of shares to be sold, the dates on which such sales are anticipated to be made, any minimum price below which sales may not be made and other sales parameters as we deem appropriate. Once we have so instructed the Agent, unless the Agent declines to accept the terms of the notice, the Agent has agreed to use commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligation of the Agent under the Sales Agreement to sell shares of our common stock is subject to a number of conditions that we must meet.
We will pay the Agent a commission equal to 2.0% of the gross proceeds we receive from the sales of our common stock under the Sales Agreement. Because there is no minimum offering amount required as a condition to closing this offering, the actual total public offering amount, the Agent’s commission and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse the Agent for certain reasonable documented out-of-pocket expenses, including fees and disbursements of its counsel, in an amount not to exceed $75,000 in the aggregate, and ongoing diligence expenses in an amount not to exceed $15,000 in the aggregate per calendar quarter, as provided in the Sales Agreement. We estimate that the total expenses of the offering payable by us, excluding commissions payable to the Agent under the Sales Agreement, will be approximately $160,000.
Settlement for sales of shares of our common stock will occur on the first trading day following the date on which any sales are made, or on some other date that is agreed upon by us and the Agent in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
In connection with the sale of the common stock on our behalf, the Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Agent will be deemed to be underwriting commission or discount. We have agreed to provide indemnification and contribution to the Agent against certain liabilities, including liabilities under the Securities Act.
The offering pursuant to the Sales Agreement will terminate upon the earlier of (i) the issuance and sale of all shares of our common stock subject to the Sales Agreement, or (ii) the termination of the Sales Agreement as permitted therein.

The Agent and its respective affiliates may in the future provide various investment banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, the Agent will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement.
This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. We are filing a copy of the Sales Agreement on a Form 8-K filed on or about the date of this prospectus supplement.

LEGAL MATTERS
Except as otherwise provided in any prospectus supplement, the validity of the issuance of the securities to be offered by this prospectus supplement will be passed upon for us by Certilman Balin Adler & Hyman, LLP, East Meadow, New York. As of May 24, 2024, members of Certilman Balin Adler & Hyman, LLP beneficially owned 30,968 shares of our common stock. Duane Morris LLP, New York, New York, is acting as counsel to the Agent in connection with this offering.
EXPERTS
Our consolidated financial statements as of December 31, 2023 and 2022 for the years then ended appearing in our Annual Report on Form 10-K for the year ended December 31, 2023 have been incorporated by reference in this prospectus supplement in reliance upon the report of Marcum LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN OBTAIN MORE INFORMATION
We have filed a registration statement on Form S-3 with the SEC under the Securities Act. This prospectus supplement and the accompanying prospectus is part of the registration statement but the registration statement includes and incorporates by reference additional information and exhibits. We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding companies, such as ours, that file documents electronically with the SEC. The address of that site on the worldwide web is http://www.sec.gov. The information on the SEC’s website is not part of this prospectus supplement and the accompanying prospectus, and any references to this website or any other website are inactive textual references only.
INCORPORATION BY REFERENCE

The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus supplement and the accompanying prospectus. Information that is incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus and you should read it with the same care that you read this prospectus supplement and the accompanying prospectus. Later information that we file with the SEC will automatically update and supersede the information that is either contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus, and will be considered to be a part of this prospectus supplement and the accompanying prospectus from the date those documents are filed. We have filed with the SEC, and incorporate by reference into this prospectus supplement and the accompanying prospectus (Commission File No. 001-01665):

•	our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on April 1, 2024;

•	our Current Report on Form 8-K for an event dated April 9, 2024, filed with the SEC on April 11, 2024;
•	our Current Report on Form 8-K for an event dated April 15, 2024, filed with the SEC on April 17, 2024;
•	our Current Report on Form 8-K for an event dated April 26, 2024, filed with the SEC on May 3, 2024;
•	our Quarterly Report on Form 10-Q for the period ended March 31, 2024, filed with the SEC on May 15, 2024;
•	our Current Report on Form 8-K for an event dated May 10, 2024, filed with the SEC on May 16, 2024; and
•	the description of our common stock contained in our Registration Statement on Form 8-A (File No. 0-15362).

We also incorporate by reference into this prospectus supplement all documents (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the securities made by this prospectus supplement. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

Any statement contained in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded to the extent that a statement contained in this prospectus supplement or any subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, excluding exhibits to these documents unless the exhibits are specifically incorporated by reference into such documents. You should direct any requests for documents to:

Kingstone Companies, Inc.
15 Joys Lane
Kingston, New York  12401
(845) 802-7900
Attention: Secretary

PROSPECTUS

Kingstone Companies, Inc.

$50,000,000
Common Stock
Preferred Stock
Warrants
Debt Securities
Units
____________________
We may offer, issue and sell, from time to time, in one or more offerings, the securities described in this prospectus.  The aggregate initial offering price of all securities sold under this prospectus by us will not exceed $50,000,000.

This prospectus describes the general terms of our securities and the general manner in which our securities will be offered by us. We will provide the specific terms of these offerings in supplements to this prospectus. We may authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The applicable prospectus supplement and any related free writing prospectus may also add, update or change information contained or incorporated by reference in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before buying any of the securities being offered.

We may offer securities in amounts, at prices and on terms determined at the time of offering.  Our securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell our securities, we will name them and describe their compensation in a prospectus supplement.  No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Our common stock is listed on the Nasdaq Capital Market under the symbol “KINS.”

As of April 4, 2024, the aggregate market value of our outstanding common stock held by non-affiliates, or the public float, was $45,142,265, based on 11,007,824 shares of common stock outstanding, of which 9,708,014 shares were held by non-affiliates, and a price of $4.65 per share, which was the last reported sale price of our common stock on the Nasdaq Capital Market on April 2, 2024. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell shares pursuant to this prospectus with a value of more than one-third of the aggregate market value of our common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our common stock held by non-affiliates is less than $75,000,000.  During the 12 calendar months prior to, and including, the date of this prospectus, we have not sold securities pursuant to General Instruction I.B.6 of Form S-3.

____________________

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 4 and contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.
____________________
The date of this prospectus is April 22, 2024.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, referred to as the SEC, using a “shelf” registration process. Under this shelf registration process, we may from time to time offer and sell any of the securities or any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount not to exceed $50,000,000.
This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Such prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should read the information in this prospectus, the applicable prospectus supplement, any free writing prospectus that we authorize for use in connection with this offering and the additional information incorporated by reference herein as provided for under the heading “Incorporation of Certain Information by Reference.”
You should rely only on the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement and any free writing prospectuses that we authorize for use in connection with this offering. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. You should not assume that the information contained or incorporated by reference in this prospectus, any prospectus supplement, or any free writing prospectus that we authorize for use in connection with this offering is accurate or complete as of any date other than the dates of the applicable documents. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Obtain More Information.” As permitted by the rules and regulations of the SEC, the registration statement that contains this prospectus includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s web site or at the SEC’s offices described below under the heading “Where You Can Obtain More Information.”
Unless the context of this prospectus indicates otherwise, the terms “Kingstone,” the “Company,” “we,” “us” or “our” refer to Kingstone Companies, Inc. and its consolidated subsidiaries. “KICO” refers to Kingstone Insurance Company, our principal operating subsidiary.

WHERE YOU CAN OBTAIN MORE INFORMATION
We are subject to the information requirements of the Securities Exchange Act of 1934, as amended, referred to as the Exchange Act, which means that we are required to file annual, quarterly and current reports, proxy statements and other information with the SEC, all of which are available at the Public Reference Room of the SEC at 100 F Street, NE, Washington D.C. 20549. You may also obtain copies of these reports, proxy statements and other information from the Public Reference Room of the SEC, at prescribed rates, by calling 1-800-SEC-0330. The SEC maintains an Internet website at http://www.sec.gov where you can access reports, proxy statements, information and registration statements, and other information regarding us that we file electronically with the SEC. In addition, we make available, without charge, through our website, www.kingstonecompanies.com, electronic copies of various filings with the SEC, including copies of Annual Reports on Form 10-K. Information on our website should not be considered a part of this prospectus, and we do not intend to incorporate in this prospectus any information contained on our website. Our subsidiary, Kingstone Insurance Company, also has a website at www.kingstoneinsurance.com. The information on that website likewise is not and should not be considered part of this prospectus and is not incorporated in this prospectus by reference.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents filed separately with the SEC. The information we incorporate by reference is an important part of this prospectus. We incorporate by reference the documents listed below, except to the extent that any information contained in those documents is deemed “furnished” in accordance with SEC rules.
•	Our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on April 1, 2024;
•	Our Current Report on Form 8-K for an event dated April 9, 2024, filed with the SEC on April 11, 2024;
•	Our Current Report on Form 8-K for an event dated April 15, 2024, filed with the SEC on April 17, 2024; and
•	The description of our common stock contained in our Registration Statement on Form 8-A (File No. 0-15362).
We also incorporate by reference additional documents that we will file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering under this prospectus. Those documents include periodic reports such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements on Schedule DEF 14A.
Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus, any prospectus supplement or any free writing prospectus that we authorize for use in connection with this offering modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus or any prospectus supplement except as so modified or superseded.

Documents which we incorporate by reference are available from us without charge, excluding all exhibits, unless we have specifically incorporated by reference an exhibit in this prospectus. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at:
Kingstone Companies, Inc.
15 Joys Lane
Kingston, New York 12401
(845) 802-7900
Attention:  Secretary

RISK FACTORS
An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should consider carefully the specific risk factors discussed in Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC, and which is incorporated in this prospectus by reference in its entirety, as well as any amendment or updates to our risk factors reflected in subsequent filings with the SEC, including any prospectus supplement hereto. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any additional risks and uncertainties actually occur, our business, financial condition, results of operations and cash flow could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of your investment. Please also refer to the section below entitled “Special Cautionary Note Regarding Forward-Looking Statements.”
SPECIAL CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Some of the statements in or incorporated by reference into this prospectus contain “forward-looking statements.” Forward-looking statements are made based on our management’s expectations and beliefs concerning future events impacting our company and are subject to uncertainties and factors relating to our operations and economic environment, all of which are difficult to predict and many of which are beyond our control. You can identify these statements from our use of the words “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target,” “plan,” “may” and similar expressions. These forward-looking statements may include, among other things:

●	statements relating to projected growth and management’s long-term performance goals;
●	statements relating to the anticipated effects on results of operations or our financial condition from expected developments or events;
●	statements relating to our business and growth strategies; and
●	any other statements which are not historical facts.

Forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from our expectations of future results, performance or achievements expressed or implied by these forward-looking statements. These forward-looking statements may not be realized due to a variety of factors, including without limitation:

●	the risk of significant losses from catastrophes and severe weather events;
●	risks related to the lack of a financial strength rating from A.M. Best;
●	risks related to our indebtedness due on December 30, 2024, including due to the failure to comply with certain financial covenants;
●
the risk that we may be unable to generate sufficient cash to service our debt obligations, including the indebtedness due on December 30, 2024, which may affect our ability to continue as a going concern;

●	adverse capital, credit and financial market conditions;
●	the unavailability of reinsurance at current levels and prices;
●	the exposure to greater net insurance losses in the event of reduced reliance on reinsurance;

●	the credit risk of our reinsurers;
●	the inability to maintain the requisite amount of risk-based capital needed to grow our business;
●	the effects of climate change on the frequency or severity of weather events and wildfires;
●	risks related to the limited market area of our business;
●	risks related to a concentration of business in a limited number of producers;
●	legislative and regulatory changes, including changes in insurance laws and regulations and their application by our regulators;
●	limitations with regard to our ability to pay dividends;
●	the effects of competition in our market areas;
●	our reliance on certain key personnel;
●	risks related to security breaches or other attacks involving our computer systems or those of our vendors;
●	our reliance on information technology and information systems; and
●	other factors and risks referred to under “Risk Factors” on page 4 of this prospectus.

You should not place undue reliance on any forward-looking statement. These risks and uncertainties should be considered in evaluating any forward-looking statement contained or incorporated by reference in this prospectus. All forward-looking statements speak only as of the date of this prospectus or, in the case of any document incorporated by reference, the date of that document. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are qualified by the cautionary statements in this section.  We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events. In addition, our past results are not necessarily indicative of our future results.
THE COMPANY
We are a northeast regional property and casualty insurance holding company whose principal operating subsidiary is Kingstone Insurance Company (“KICO”). KICO is a New York domiciled carrier writing business through retail and wholesale agents and brokers. KICO is actively writing personal lines and commercial auto insurance in New York, and in 2022 was the 15th largest writer of homeowners insurance in New York.  KICO is also licensed in New Jersey, Rhode Island, Massachusetts, Connecticut, Pennsylvania, New Hampshire, and Maine.
Our headquarters are located at 15 Joys Lane, Kingston, New York 12401. Our telephone number is (845) 802-7900. Our subsidiary, Kingstone Insurance Company, has a website at www.kingstoneinsurance.com and we maintain certain information on our website at www.kingstonecompanies.com. The information on those websites should not be considered part of this prospectus and is not incorporated in this prospectus by reference.

USE OF PROCEEDS
Unless we indicate a different use in an accompanying prospectus supplement, the net proceeds from our sale of the offered securities will be used to repay indebtedness and for general corporate purposes.
The applicable prospectus supplement will provide more details on the use of proceeds of any specific offering.

DESCRIPTION OF SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of the common stock, preferred stock, warrants, debt securities and units that we may offer from time to time.  These summary descriptions do not purport to be complete and are subject to, and qualified in their entirety by reference to, the more complete descriptions thereof set forth in our restated certificate of incorporation, which we refer to as our charter, and our bylaws, each as amended to date. The applicable prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus.
Authorization

Our authorized capital stock consists of 22,500,000 shares of capital stock. We are authorized to issue 20,000,000 shares of common stock, par value $.01 per share, and 2,500,000 shares of preferred stock, par value $.01 per share.
As of April 4, 2024, there were 11,007,824 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.
Common Stock

Dividend Rights. Subject to preferences that may be applicable to any shares of our preferred stock that may be issued, the holders of our common stock are entitled to share ratably in such dividends as may be declared by our board of directors out of funds legally available therefor.
As a Delaware corporation, we may not declare and pay dividends on our capital stock if the amount paid exceeds an amount equal to the surplus which represents the excess of our net assets over paid-in capital or, if there is no surplus, our net earnings for the current and/or immediately preceding fiscal year. Dividends cannot be paid from our net profits unless the paid-in capital represented by the issued and outstanding stock having a preference upon the distribution of our assets at the market value is intact. Under applicable Delaware case law, dividends may not be paid on our capital stock if we become insolvent or the payment of the dividend will render us insolvent. To the extent we pay dividends and we are deemed to be insolvent or inadequately capitalized, a bankruptcy court could direct the return of any dividends.
Our ability to pay cash dividends to our shareholders is also primarily dependent upon the cash dividends received from our subsidiary, KICO.  See “As a holding company, we are dependent on the results of operations of our subsidiary, KICO; there are restrictions on payments of dividends by KICO” in Item 1A (Risk Factors) and Item 5 (Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities-Dividends) of our most recent Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC, and which is incorporated herein by reference.  In addition, we are not permitted to pay any cash dividends without the approval of the holders of a majority of the outstanding principal amount of the outstanding promissory notes due on December 30, 2024.
Voting Rights. Each share of our common stock entitles its holder to one vote in the election of directors as well as all other matters to be voted on by shareholders. Holders of our common stock are entitled to cumulate their votes in the election of directors. This means that each shareholder has the right to cumulate his votes and give to one or more nominees as many votes as equals the number of directors to be elected multiplied by the number of shares he is entitled to vote. A shareholder may therefore cast his votes for one nominee or distribute them among two or more of the nominees.

 No Preemptive Rights. Holders of our common stock do not have any preemptive rights to subscribe for additional shares on a pro rata basis or otherwise when additional shares are offered for sale by us.
Liquidation Rights. Subject to preferences that may be applicable to any shares of our preferred stock that may be issued, in the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive, pro rata, after payment of all of our debts and liabilities, all of our remaining assets available for distribution. In the event of any liquidation, dissolution or winding up of any subsidiary, the holding company, as the sole shareholder of the subsidiary’s common stock, would be entitled to receive all remaining assets of that subsidiary available for distribution in cash or in kind after payment of all debts and liabilities of the subsidiary.
Other Rights. Holders of our common stock have no preferences or conversion or exchange rights. Shares of our common stock will not be liable for further calls or assessments by us and are not subject to redemption. The holders of our common stock will not be liable for any of our liabilities.
Preferred Stock

Our board of directors has the authority, without further action by our shareholders, to issue from time to time the authorized preferred stock in one or more series, and to fix the number of shares, designations, preferences, powers, and other rights and qualifications, limitations or restrictions as our board of directors may authorize, including:
•	the distinctive designation of each series and the number of shares that will constitute the series;
•	the voting rights, if any, of shares of the series and the terms and conditions of the voting rights;
•
the dividend rate on the shares of the series, the dates on which dividends are payable, any restriction, limitation or condition upon the payment of dividends, whether dividends will be cumulative, and the dates from and after which dividends shall accumulate;

•	the prices at which, and the terms and conditions on which, the shares of the series may be redeemed, if the shares are redeemable;
•	the terms and conditions of a sinking or purchase fund for the purchase or redemption of shares of the series, if such a fund is provided;

•	any preferential amount payable upon shares of the series in the event of our liquidation, dissolution or winding up, or upon the distribution of any of our assets; and
•
the prices or rates of conversion or exchange at which, and the terms and conditions on which, the shares of the series may be converted or exchanged into other securities, if the shares are convertible or exchangeable.

Depending upon the rights prescribed for a series of preferred stock, the issuance of preferred stock could have an adverse effect on the voting power of the holders of common stock and could adversely affect holders of common stock by delaying or preventing a change in control, making removal of our present management more difficult or imposing restrictions upon the payment of dividends and other distributions to the holders of common stock.
 The particular terms of any series of preferred stock, and the transfer agent and registrar for that series, will be described in a prospectus supplement.
Warrants

We may offer to sell warrants from time to time. If we do so, we will describe the specific terms of the warrants in a prospectus supplement. In particular, we may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may also issue warrants independently or together with other securities and the warrants may be attached to or separate from those securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We will enter into the warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•
in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•
in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreement and warrants may be modified;

•	certain United States federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific material terms, preferences, rights or limitations of or restrictions on the warrants.
Debt Securities
The following is a description of the material features, terms and provisions of debt securities that we may offer. This summary does not purport to be exhaustive and may not contain all the information that is important to you. Therefore, you should read the applicable prospectus supplement relating to those debt securities and any other offering materials that we may provide.

We may issue debt securities from time to time in one or more series. We may issue senior debt securities or subordinated debt securities under separate indentures, which may be supplemented or amended from time to time. Senior debt securities would be issued under a senior indenture and subordinated debt securities would be issued under a subordinated indenture. The senior debt indenture and subordinated debt indenture are referred to individually in this prospectus as the indenture, and collectively as the indentures.

The particular terms of a series of debt securities will be described in a prospectus supplement relating to such series of debt securities. The indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended, and may be supplemented or amended from time to time following their execution. Unless otherwise stated in the applicable prospectus supplement, we will not be limited in the amount of debt securities that we may issue and neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. Thus, by owning debt securities, you are one of our unsecured creditors.

We are a holding company and conduct substantially all of our operations through our subsidiary, KICO. As a result, claims of holders of debt securities will generally have a junior position to claims of creditors of KICO.  In addition, our right to participate as a shareholder in any distribution of assets of KICO (and thus the ability of holders of debt securities to benefit from such distribution as our creditors) is junior to creditors of KICO.

The indentures, and any supplemental indentures, will contain the full legal text of the matters described in this section of the prospectus. Because this section is a summary, it does not describe every aspect of the debt securities or any applicable indentures or supplemental indenture. This summary is therefore subject to and is qualified in its entirety by reference to all the provisions of any applicable indenture or supplemental indenture, including any definitions of terms used in such indenture. Your rights will be defined by the terms of any applicable indenture or supplemental indenture, not the summary provided herein. This summary is also subject to and qualified by reference to the description of the particular terms of a particular series of debt securities described in the applicable prospectus supplement or supplements.

The debt securities may be denominated and payable in U.S. dollars. We may also issue debt securities, from time to time, with the principal amount, interest or other amounts payable on any relevant payment date to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices, indices or any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance. In addition, we may issue debt securities as part of any units issued by us. All references in this prospectus or any prospectus supplement to other amounts will include premiums, if any, other cash amounts payable under the applicable indenture, and the delivery of securities or baskets of securities under the terms of the debt securities. Debt securities may bear interest at a fixed rate, which may be zero, or a floating rate.

We will set forth in the applicable prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our preferred stock, common stock or other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our preferred stock, common stock or other securities that holders of the series of debt securities receive would be subject to adjustment.

The applicable prospectus supplement will describe the debt securities and the price or prices at which we will offer the debt securities. The description will, to the extent applicable, include:

•	the title and form of the debt securities;

•	the ranking of the debt securities as compared to other debt;

•	the aggregate principal amount of the debt securities or the series of which they are a part;

•	the person or persons to whom any principal or interest on a debt security of the series will be paid;

•	the date or dates on which we must repay the principal;

•	the rate or rates at which the debt securities will bear interest;

•	the date or dates from which interest will accrue, and the dates on which we must pay interest;

•	the place or places where we must pay the principal and any premium or interest on the debt securities;

•	the terms and conditions on which the debt securities may be convertible into other securities;

•	whether the debt securities are entitled to the benefit of any sinking fund;

•	the identity of the trustee;

•	the terms and conditions on which we may redeem any debt security, if at all;

•	any obligation to redeem or purchase any debt securities, and the terms and conditions on which we must do so;

•	the denominations in which we may issue the debt securities;

•	the manner in which we will determine the amount of principal of or any premium or interest on the debt securities;

•	the currency in which we will pay the principal of and any premium or interest on the debt securities;

•	the principal amount of the debt securities that we will pay upon declaration of acceleration of their maturity;

•
the amount that will be deemed to be the principal amount for any purpose, including the principal amount that will be due and payable upon any maturity or that will be deemed to be outstanding as of any date;

•	whether the debt securities are defeasible and the terms of such defeasance; and

•
any addition to or change in the events of default applicable to the debt securities and any change in the right of the trustee or the holders to declare the principal amount of any of the debt securities due and payable.

Some of the debt securities may be issued as original issue discount debt securities. Original issue discount securities bear no interest or bear interest at below market rates and will be sold at a discount below their stated principal amount. A prospectus supplement relating to an issue of original issue discount securities will contain information relating to United States federal income tax, accounting, and other special considerations applicable to original issue discount securities.

Units

We may issue units comprised of one or more of the other securities described in this prospectus or any prospectus supplement in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any times before a specified date or upon the occurrence of a specified event or occurrence.

The applicable prospectus supplement will describe:

•	the designation and the terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any unit agreement under which the units will be issued;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

Certain Provisions Having Potential Anti-Takeover Effects

General.    The following is a summary of the material provisions of the General Corporation Law of the State of Delaware, which we refer to as the DGCL, and our charter and bylaws that address matters of corporate governance and the rights of shareholders. Certain of these provisions may delay or prevent takeover attempts not first approved by our board of directors (including takeovers which certain shareholders may deem to be in their best interests). These provisions also could delay or frustrate the removal of incumbent directors or the assumption of control by shareholders. The primary purpose of these provisions is to encourage negotiations with our management by persons interested in acquiring control of our company. All references to the charter and bylaws are to our charter and bylaws in effect on the date of this prospectus.
Filling Vacancies.    Vacancies occurring in our board of directors and newly created directorships resulting from an increase in the authorized number of directors may be filled by a majority of the remaining directors, even if less than a quorum.
Amendment of Bylaws.    Subject to certain restrictions described below, either our board of directors or our shareholders may amend or repeal our bylaws.
Special Meetings of Shareholders.    Our bylaws provide that special meetings of shareholders may be called only by a majority of our board of directors.
Authorized But Unissued Shares.    Delaware law does not require shareholder approval for any issuance of authorized shares. Authorized but unissued shares may be used for a variety of corporate purposes, including future public or private offerings to raise additional capital or to facilitate corporate acquisitions. One of the effects of the existence of authorized but unissued shares may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the shareholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

Preferred Stock.    Under the terms of our charter, our board of directors is authorized to issue shares of preferred stock in one or more series without shareholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock. The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to provide flexibility and eliminate delays associated with a shareholder vote on specific issues. However, the ability of our board of directors to issue preferred stock and determine its rights and preferences may have the effect of delaying or preventing a change in control, as described above under “Description of Securities We May Offer — Preferred Stock.”
Advance Notification of Shareholder Nominations and Proposals.    Our bylaws establish advance notice procedures with respect to the nomination of persons for election as directors, other than nominations made by or at the direction of our board of directors, and shareholder proposals for business.
Shareholder Nominees.    In order for a shareholder to nominate a candidate for director, under our bylaws, timely notice of the nomination must be received by us in advance of the meeting.  To be timely, the notice must be received at our principal executive offices not less than 60 days nor more than 90 days prior to the meeting; however, if less than 70 days’ notice of the date of the meeting is given to shareholders and public disclosure of the meeting date, pursuant to a press release, is either not made at all or is made less than 70 days prior to the meeting date, notice by a shareholder to be timely made must be so received no later than the close of business on the tenth day following the earlier of the following:
•	the day on which the notice of the date of the meeting was made available to shareholders, or
•	the day on which such public disclosure of the meeting date was made.
The shareholder sending the notice of nomination must describe various matters, including such information as:
•	the name, age, business and residence addresses, occupation or employment and shares held by the nominee;
•	any other information relating to such nominee required to be disclosed in a proxy statement; and
•	the name, address and number of shares held by the shareholder.
Shareholder Proposals.   In order for a shareholder to make a proposal at an annual meeting of shareholders, under our bylaws, timely notice must be received by us in advance of the meeting. To be timely, the proposal must be received by our Secretary at our principal executive offices on a date which is not less than 60 days nor more than 90 days prior to the date which is one year from the date of the mailing of the notice regarding the availability of proxy materials for the prior year’s annual meeting of shareholders. If during the prior year we did not hold an annual meeting, or if the date of the meeting for which a shareholder intends to submit a proposal has changed more than 30 days from the date of the meeting in the prior year, then the notice must be received a reasonable time before we mail the notice regarding the availability of proxy materials for the current year. A shareholder’s notice must set forth as to each matter the shareholder proposes to bring before the annual meeting certain information regarding the proposal, including the following:

•	a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at such meeting;
•	the name and address of the shareholder proposing such business;
•	the class and number of our shares which are beneficially owned by such shareholder; and
•	any material interest of such shareholder in such business.
Statutory and other Restrictions on Acquisition of our Capital Stock.   We are subject to Section 203 of the DGCL, which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any business combination with an interested shareholder, unless:
•
prior to the time of the proposed action, the board of directors of the corporation approved either the business combination or the transaction that resulted in the shareholder becoming an interested shareholder;

•
upon completion of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (i) by persons who are directors and also officers and (ii) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
at or subsequent to the time of the proposed action, the business combination is approved by the board of directors and authorized at an annual or special meeting of shareholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested shareholder.

These provisions are intended to enhance the likelihood of continuity and stability in the composition of the board and in policies formulated by the board and to discourage certain types of transactions that may involve an actual or threatened change of control of our company. These provisions are designed to reduce our vulnerability to an unsolicited proposal for a takeover that does not contemplate the acquisition of all of our outstanding shares or an unsolicited proposal for the restructuring or sale of all or part of our company.

Limitations on Director Liability

Our charter provides that our directors shall generally not be liable to us or any of our shareholders for monetary damages for breach of duty as a director. This provision will eliminate such liability except for (i) any breach of the director’s duty of loyalty to us or to our shareholders, (ii) acts and omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) liability for unlawful payment of dividends or unlawful stock purchases or redemptions in violation of the DGCL, and (iv) any transaction from which the director derived an improper personal benefit.
Indemnification of Directors and Officers

Section 145 of the DGCL empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or other enterprise. A corporation may indemnify such person against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may, in advance of the final disposition of any civil, criminal, administrative or investigative action, suit or proceeding, pay the expenses (including attorneys’ fees) incurred by any officer or director in defending such action, provided that the officer or director undertakes to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation.
A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) which he or she actually and reasonably incurred in connection therewith. The indemnification provided by the DGCL is not deemed to be exclusive of any other rights to which those seeking indemnification may be entitled under any corporation’s bylaws, agreement, vote or otherwise.
Our bylaws provide that we will to the fullest extent permitted by Section 145 of the DGCL indemnify all persons whom we may indemnify pursuant thereto.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons under the provisions discussed above or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
Transfer Agent

The transfer agent for our common stock is Equiniti Trust Company, LLC.

PLAN OF DISTRIBUTION
We may use this prospectus, any applicable prospectus supplement and any related free writing prospectus that we authorize for use in connection with this offering to sell our securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell our securities (1) through one or more underwriters or dealers, (2) through one or more agents, and/or (3) directly to one or more purchasers. We may distribute our securities from time to time in one or more transactions at:
•	a fixed price or prices, which may be changed;
•	market prices prevailing at the time of sale;
•	prices related to the prevailing market prices;
•	varying prices determined at the time of sale; or
•	negotiated prices.
We may solicit directly offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase our securities from time to time. We will name in a prospectus supplement any underwriter, dealer or agent involved in the offer or sale of our securities and describe any commissions payable by us to these agents in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, these agents will be acting on a best efforts basis for the period of their appointment. The agents may be customers of, or may engage in transactions with or perform services for, us in the ordinary course of business.
We may also sell equity securities covered by this registration statement in an “at the market” offering as defined in Rule 415(a)(4) under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price on or through the facilities of the Nasdaq Capital Market or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale. Such at the market offerings, if any, may be conducted by underwriters acting as principal or agent.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell our securities to the dealer, as principal. The dealer may then resell our securities to the public at varying prices to be determined by the dealer at the time of resale.
If we utilize an underwriter in the sale of our securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement which the underwriter will use to make resales of our securities to the public. In connection with the sale of our securities, we, or the purchasers of our securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell our securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

With respect to underwritten public offerings, negotiated transactions and block trades, we will provide in the applicable prospectus supplement any compensation we pay to underwriters, dealers or agents in connection with the offering of our securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of our securities may be deemed to be underwriters within the meaning of the Securities Act and any discounts and commissions received by them and any profit realized by them on resale of our securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.
Our common stock is listed for trading on the NASDAQ Capital Market.  We may elect to list any other security we offer on an exchange, but we are not obligated to do so.  To facilitate the offering of our securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. This may include over-allotments or short sales of our securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of our securities by bidding for or purchasing our securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our securities at a level above that which might otherwise prevail in the open market.  These transactions may be discontinued at any time.

The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.
In order to comply with the securities laws of certain states, if applicable, the securities offered by this prospectus may be sold in these jurisdictions only through registered or licensed brokers or dealers.  In addition, in certain states, the securities offered by this prospectus may not be sold unless such securities have been registered or qualified for sale in these states or an exemption from registration or qualification is available.
LEGAL MATTERS
Except as otherwise provided in any prospectus supplement, the validity of the issuance of the securities to be offered by this prospectus will be passed upon for us by Certilman Balin Adler & Hyman, LLP, East Meadow, New York. As of April 4, 2024, members of Certilman Balin Adler & Hyman, LLP beneficially owned 30,968 shares of our common stock. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS
Our consolidated financial statements as of December 31, 2023 and 2022 for the years then ended appearing in our Annual Report on Form 10-K for the year ended December 31, 2023 have been incorporated by reference in this prospectus in reliance upon the report of Marcum LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

$16,376,672

Common Stock
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PROSPECTUS SUPPLEMENT

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Janney Montgomery Scott
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May 24, 2024